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                                                                      EXHIBIT 16

[DELOITTE & TOUCHE LOGO]
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                             DELOITTE & TOUCHE LLP     Telephone: (303) 292-5400
                             Suite 3600                Facsimile: (303) 312-4000
                             555 Seventeenth Street
                             Denver, Colorado 80202-3942


February 23, 1999
Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of the revised Form 8-K of Mountain States Guaranty Mortgage dated February 23, 1999.


Yours truly,

/s/ Deloitte & Touche LLP